BEADLE, MCBRIDE, EVANS & REEVES, LLP
accountants and consultants

2285 Renaissance Drive
Las Vegas, Nevada 89119

May 16, 2006

To the audit committee
eTotalSource, Inc.
1510 Poole Blvd.
Yuba City, CA 95993

We are pleased to confirm our understanding of the services we are to provide for eTotalSource, Inc. (the "Company") for the year ended December 31, 2006.

We will audit the balance sheet of the Company as of December 31, 2006, and the related statements of operations, members' equity, and cash flows for the year then ended.

The objective of our audit is the expression of an opinion about whether your financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles accepted in the United States (GAAP). As part of our engagement, we will also audit the Company's internal control over financial reporting. The objective of our audit of internal control over financial reporting is to express opinions on management's assessment as to whether the Company maintained effective internal control over financial reporting and the effectiveness of the Company's internal control over financial reporting. Our audit of the financial statements will be conducted in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion. If our opinion is other than unqualified, we will discuss the reasons with you in advance. If, for any reason, we are unable to complete the audit or are unable to form or have not formed an opinion, we may decline to express an opinion or to issue a report as a result of this engagement.

We will plan and perform the audit of the financial statements to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether from (a) errors, (b) fraudulent financial reporting, (c) misappropriation of assets, or (d) violations of laws or regulations that are attributable to the entity or to acts by management or employees acting on behalf of the entity. The audit will include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. Our procedures will include tests of documentary evidence supporting the transactions recorded in the accounts, tests of physical existence of inventories, and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions. In connection with our audit of the financial statements, we will obtain an understanding of internal control sufficient to plan the audit and to determine the nature, timing and extent of audit procedures to be performed. At the conclusion of our audit, you agree to provide certain representations from management about the Company's financial statements and related matters.

We will plan and perform the audit of internal control over financial reporting to obtain reasonable assurance about management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting. The audit will include procedures to obtain an understanding of internal control over financial reporting, evaluate management's assessment, test and evaluate the design and operating effectiveness of internal control, and perform other procedures we consider necessary to obtain such assurance. At the conclusion of the audit, you agree to provide certain representations from management about the Company's internal control over financial reporting and related matters.

Because our audits are designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is a risk that material errors, fraud, or other illegal acts may exist and not be detected by us. In addition, an audit is not designed to detect immaterial errors, fraud, or

Tel: (702) 597-0010
Fax: (702) 597-2767
www.bmercpa.com

other illegal acts, or illegal acts that do not have a direct effect on the financial statements. However, we will inform you of any material errors that come to our attention and any fraud that comes to our attention. We will also inform you of any other illegal acts that come to our attention, unless clearly inconsequential. Our responsibility as auditors' is limited to the period covered by our audit and does not extend to any later periods for which we are not engaged as auditors.

We are also responsible for communicating with you about certain other matters related to our audits, including (a) our audit responsibility under PCAOB standards; (b) information relating to our independence with respect to the Company; (c) the Company's critical accounting policies; (d) the quality of the Company's accounting principles; (e) management's judgments and sensitive accounting estimates; (f) significant audit adjustments; (g) any disagreements with management about matters that could be significant to the Company's financial statements or our report; (h) any consultations management made with other accountants; (i) any issues discussed with management prior to retention; (j) any significant difficulties encountered in performing the audit; (k) other information in documents containing audited financial statements, such as the Company's annual report; and (l) other matters as considered necessary. Further, we are responsible for ensuring that you receive copies of certain written communications between us and management, including management representation letters and written communications on accounting, auditing, internal control, or other matters.

Management is responsible for making all financial records and related information available to us and for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you. This responsibility includes the establishment and maintenance of adequate records and effective internal controls over financial reporting, the selection and application of accounting principles, and the safeguarding of assets. You are responsible for adjusting the financial statements to correct material misstatements, if any, and for confirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. Further, you are responsible for designating a qualified management-level individual to be responsible and accountable for overseeing these services. You are also responsible for identifying and ensuring that the Company complies with applicable laws and regulations.

Management is also responsible for the effectiveness of the Company's internal control over financial reporting; evaluating of the effectiveness of the Company's internal control; supporting its evaluation with sufficient evidence, including adequate documentation; presenting a written assessment of the effectiveness of the Company's internal control over financial reporting as of the end of the year; and notifying us of all deficiencies in the design or operation of internal control over financial reporting identified as part of management's assessment, including separate disclosure of significant deficiencies and material weaknesses. If management does not fulfill these responsibilities, we will communicate in writing to the audit committee and management that we are unable to satisfactorily complete our audit of internal control and must disclaim an opinion.

In conjunction with the annual audit, we will also perform reviews of the Company's unaudited quarterly financial information for each of the four quarters in the year ending December 31, 2006. For the first three quarters, we will perform reviews of that information before the Form 10-QSB is filed. The objective of a review is to provide a basis for communicating whether there are any material modifications that should be made to the interim financial information for it to conform with GAAP.

These reviews will be conducted in accordance with the standards of the PCAOB. A review of interim financial information consists principally of performing analytical procedures and making inquiries of persons responsible for financial and accounting matters. It includes obtaining sufficient knowledge of the Company's business and its internal control as it relates to the preparation of both annual and interim financial information to identify the types of potential material misstatements in the interim financial information and consider the likelihood of their occurrence, and to select the inquiries and analytical procedures that will provide a basis for

communicating whether there are material modifications that should be made to the interim financial information for it to conform with GAAP. A review is substantially less in scope than an audit conducted in accordance PCAOB standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we will not express opinions on the interim financial information.

Management is responsible for the Company's interim financial information and for establishing and maintaining effective internal control over financial reporting. It is also responsible for identifying and ensuring that the Company complies with the laws and regulations applicable to its activities; making all financial records and related information available to us; adjusting the interim financial information to correct material misstatements; and affirming that the effects of any uncorrected misstatements pertaining to the periods under review are immaterial, both individually and in the aggregate, to the interim financial information taken as a whole

We will communicate to you any matters that come to our attention as a result of the reviews that we believe may require material modifications to the quarterly financial information to make it conform with GAAP. We will also communicate any significant deficiencies or material weaknesses that come to our attention. If, for any reason, we are unable to complete our reviews or are unable to form or have not formed our opinions, we will notify you. At the conclusion of our reviews, you agree to provide require certain representations from management about the financial statements, the Company's internal control over financial reporting, and related matters.

We are required to read any annual report that contains our audit report. We will read the annual report for the purpose of determining whether other information in the annual report (including the manner of its presentation) is materially inconsistent with information in the financial statements or management's assessment of the effectiveness of the Company's internal control over financial reporting. We assume no obligation to perform procedures to corroborate such other information as part of our audit

Regarding electronic filings such as the SEC's Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, management agrees that, before filing any document in electronic format with the SEC with which we are associated, we will be advised of the proposed filing on a timely basis. We will provide the Company a signed copy of our report and consent. These manually signed documents will serve to authorize the use of our name prior to the Company's electronic transmission. Management will provide us with a complete copy of the document accepted by EDGAR.

The Company may wish to include our audit report on these financial statements in a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering. If so, you agree not to include our audit report or make reference to our Firm without our prior permission or consent. Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent, will be a separate engagement.

We understand that your employees will prepare all cash, notes receivable, and other confirmations we request and will locate any documents we select for testing.

Our fee will be between $12,000 to $15,000 for the current year audit, $3,000 to $4,000 for initial audit procedures and $7,500 to $10,500 for review procedures related to the quarterly reviews for first three quarters. The estimate fees for audit of internal controls are not included in these amounts and will be arranged separately. The total fee for the above services will range from $22,500 to $29,500, payable as follows: a retainer of $5,000 due at the signing of this engagement, $5,000 due on completion of each quarter review, $5,000 due upon start of current year audit and the balance upon delivery and issuance of audit report.

Our fee will be based on the number of hours spent and the staff positions of the individuals assigned. The completion of our work is based on anticipated cooperation from Company personnel; timely responses to our inquiries; timely communication of all significant accounting, financial, and internal control reporting matters;

management's timely preparation of its assessment of internal control over financial reporting; and the assumption that unexpected circumstances will not be encountered during the audits. If significant additional time is necessary, we will keep Company management informed of any problems we encounter.

Our professional standards require that we communicate at least annually with you all relationships between our Firm and the Company that, in our professional judgment, may reasonably thought to bear on our independence.

We are not aware of any relationships between our Firm and the Company that, in our professional judgment, may reasonably be thought to bear on our independence.

We hereby confirm that as of May 16, 2006, we are independent accountants with respect to the Company, within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

The audit documentation for this engagement is the property of our firm and constitutes confidential information. However, we may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation. If requested, access to such audit documentation will be provided under the supervision of firm personnel. Further, upon request, we may provide copies of selected audit documentation to the regulator. The regulator may intend, or decide, to distribute the copies or information contained therein to others, including other government agencies.

During the course of our engagement, we may accumulate records containing data, which should be reflected in your books and records. You will determine that all such data, if necessary will be so reflected. Accordingly, you will not expect us to maintain copies of such records in our possession.

If you intend to publish or otherwise reproduce the financial statements and make reference to our Firm name, you agree to provide us with printer's proofs or masters for our review and approval before printing. You also agree to provide us with a copy of the final reproduced material for our approval before it is distributed.

Very truly yours,

BEADLE, MCBRIDE, EVANS & REEVES, LLP

Clifford R. Beadle, Partner

RESPONSE:

This letter correctly sets forth the understanding of *e*TotalSource, Inc.

Michael J. Sullinger COO

Virgil Baker CFO

management's timely preparation of its assessment of internal control over financial reporting; and the assumption that unexpected circumstances will not be encountered during the audits. If significant additional time is necessary, we will keep Company management informed of any problems we encounter.

Our professional standards require that we communicate at least annually with you all relationships between our Firm and the Company that, in our professional judgment, may reasonably thought to bear on our independence.

We are not aware of any relationships between our Firm and the Company that, in our professional judgment, may reasonably be thought to bear on our independence.

We hereby confirm that as of May 16, 2006, we are independent accountants with respect to the Company, within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

The audit documentation for this engagement is the property of our firm and constitutes confidential information. However, we may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation. If requested, access to such audit documentation will be provided under the supervision of firm personnel. Further, upon request, we may provide copies of selected audit documentation to the regulator. The regulator may intend, or decide, to distribute the copies or information contained therein to others, including other government agencies.

During the course of our engagement, we may accumulate records containing data, which should be reflected in your books and records. You will determine that all such data, if necessary will be so reflected. Accordingly, you will not expect us to maintain copies of such records in our possession.

If you intend to publish or otherwise reproduce the financial statements and make reference to our Firm name, you agree to provide us with printer's proofs or masters for our review and approval before printing. You also agree to provide us with a copy of the final reproduced material for our approval before it is distributed.

Very truly yours,

BEADLE, MCBRIDE, EVANS & REEVES, LLP

Clifford R. Beadle, Partner

RESPONSE:

This letter correctly sets forth the understanding of *e*TotalSource, Inc.

Michael J. Sullinger COO

Virgil Baker CFO